Salomon Brothers Inflation Management Fund

Sub-Item 77C (Matters submitted to a vote of security holder)

Registrant incorporates by reference Registrant's DEF 14A
Filed on SEPTEMBER 13, 2005.
(Accession No. 0001193125-05-184253)


Sub-Item 77C (Proxy Statement)

Registrant incorporates by reference Registrant's DEF 14A
Dated SEPTEMBER 27, 2005 filed on SEPTEMBER 27, 2005.
(Accession No. 0001193125-05-192361)